UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2004

TradeStation Group, Inc.

(Exact name of registrant as specified in its charter)

FLORIDA
(State or other jurisdiction of incorporation)

0-31049	65-0977576
(Commission File Number)	(I.R.S. Employer Identification No.)

8050 S.W. 10th Street, Suite 4000, Plantation, Florida	33324
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 652-7000

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

     On August 13, 2004, sales of shares of the common stock of TradeStation Group, Inc. (“TradeStation”) by separate limited partnerships beneficially owned by each of William Cruz and Ralph Cruz (which were made pursuant to their respective Rule 10b5-1 plans) resulted in their combined percentage ownership of the outstanding shares of TradeStation common stock falling below fifty percent (50%). Accordingly, on August 13, 2004, TradeStation ceased to be a “Controlled Company” under the meaning of Nasdaq Rule 4350(c)(5).

     If a Nasdaq-listed company is no longer a “Controlled Company” under Nasdaq Rule 4350(c)(5), it is required, to the extent not already the case, to have the majority of its board consist of independent directors and to establish a nominating committee and compensation committee comprised solely of independent directors within the one-year phase-in period described in Nasdaq Rule 4350(a)(5). TradeStation already has a compensation committee comprised solely of independent directors and, no later than August 12, 2005 (the expiration of the one-year phase-in period), will establish a nominating committee comprised solely of independent directors and ensure that a majority of its board consists of independent directors (currently, 50% of its board consists of independent directors).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRADESTATION GROUP, INC.
Date: August 19, 2004	By:	/s/ Marc J. Stone
Marc J. Stone
Vice President and General Counsel

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